EXHIBIT 32.1

CERTIFICATION

In connection with the Annual Report of Piedmont Community Bank Group, Inc. (the “Company”) on Form 10-KSB for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert D. Hulsey, Jr., Chief Executive Officer of the Company and Julie H. Simmons, Chief Financial and Accounting Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert D. Hulsey, Jr.
Robert D. Hulsey, Jr.
Chief Executive Officer
March 31, 2008

/s/ Julie H. Simmons
Julie H. Simmons
Chief Financial Officer
March 31, 2008